Exhibit 99.1

Cerner Reports Fourth Quarter and Full-Year 2011 Results

Record Revenue, Bookings, Earnings and Cash Flow

KANSAS CITY, Mo. — Feb. 7, 2012 — Cerner Corporation (Nasdaq: CERN) today announced results for the 2011 fourth quarter and full year that ended Dec. 31, 2011, delivering record levels of bookings, revenue, earnings and cash flow.

Bookings in the fourth quarter of 2011 were $899.0 million, an all-time high for Cerner and an increase of 44 percent compared to fourth quarter 2010 bookings of $626.2 million. Full year 2011 bookings were a record $2.72 billion, up 37 percent compared to 2010 bookings of $1.99 billion.

Fourth quarter revenue was $615.6 million, an increase of 23 percent compared to $500.2 million in the year-ago period. Full year 2011 revenue was $2.20 billion, up 19 percent compared to 2010 revenue of $1.85 billion.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2011 net earnings were $91.2 million and diluted earnings per share were $0.52. Fourth quarter 2010 GAAP net earnings were $70.6 million and diluted earnings per share were $0.41. For the full year, 2011 GAAP net earnings were $306.6 million and diluted earnings per share were $1.76. Full year 2010 GAAP net earnings were $237.3 million and diluted earnings per share were $1.39.

The number of shares and the per share amounts for all periods presented within reflect the two-for-one stock split effective June 24, 2011.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for fourth quarter 2011 were $96.2 million, an increase of 28 percent compared to $75.0 million of adjusted net earnings in the fourth quarter of 2010. Adjusted diluted earnings per share were $0.55 in the fourth quarter of 2011 compared to $0.44 per share in the fourth quarter of 2010. Analysts’ consensus estimate for fourth quarter 2011 adjusted diluted earnings per share was $0.53. For the full year 2011, adjusted net earnings were $324.9 million and adjusted diluted earnings per share were $1.87, compared to full year 2010 adjusted net earnings of $252.8 million and adjusted diluted earnings per share of $1.48.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”

Adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced fourth quarter 2011 net earnings and diluted earnings per share by $5.0 million and $0.03, respectively, and reduced fourth quarter 2010 net earnings and diluted earnings per share by $4.3 million and $0.03, respectively. Share-based compensation expense reduced full year 2011 net earnings and diluted earnings per share by $18.2 million and $0.11, respectively, and reduced full year 2010 net earnings and diluted earnings per share by $15.6 million and $0.09, respectively.

Other 2011 Fourth Quarter and Full Year Highlights:

•	Fourth quarter cash collections of $638.4 million and record operating cash flow of $168.5 million. For the full year, cash collections were $2.21 billion and operating cash flow was $546.3 million.

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Fourth quarter free cash flow of $118.2 million, which is an all-time high level of free cash flow. For the full year, free cash flow was a record $358.6 million, up 31 percent from $273.2 million in 2010. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Operating Cash Flow to non-GAAP Free Cash Flow.”

•	Fourth quarter days sales outstanding of 83 days, which is down from 87 days in the year-ago quarter.

•	Total backlog of $6.11 billion, up 24 percent over the year-ago quarter. This was comprised of $5.40 billion of contract backlog and $706 million of support and maintenance backlog.

“We delivered outstanding results in Q4 and for the year 2011, including record bookings, revenue, earnings and cash flow,” Neal Patterson, Cerner chairman, CEO, president and co-founder said. “We expect to continue to see a strong market for health care IT solutions and services for years to come as the health care industry undergoes a transition from paper to digital records and shifts from volume-based payment programs to programs based on measurements of quality and outcomes. During this transition and beyond, we believe there is also substantial opportunity to apply our cloud-based Healthe Intent™ platform to help providers leverage the data being captured in order to predict and improve outcomes, control costs, and improve quality.”

Future Period Guidance

Cerner currently expects:

•	First quarter 2012 revenue between $565 million and $585 million.

•	First quarter 2012 adjusted diluted earnings per share before share-based compensation expense between $0.48 and $0.50.

•	First quarter 2012 new business bookings between $560 million and $600 million.

•	Full-year 2012 revenue between $2.425 billion and $2.5 billion.

•	Full-year 2012 adjusted diluted earnings per share before share based compensation expense between $2.20 and $2.30.

•	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 in the first quarter of 2012 and between $0.12 and $0.14 for the year.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on Feb. 7. The dial-in number for the conference call is (617) 614-4909; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, Feb. 7 through 11:59 p.m. CT, Feb. 10. The dial-in number for the re-broadcast is (617) 801-6888; the passcode is 39851671.

An audio webcast will be available live during the conference call and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we’ve learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 9,300 facilities around the world, including more than 2,650 hospitals; 3,750 physician practices covering more than 35,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 40 employer sites and 1,600 retail pharmacies. Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “continue,” “believe,” “guidance,” “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with the ongoing adverse financial market environment and uncertainty in global economic conditions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock; and, our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com

Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com

Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and twelve months ended December 31, 2011 and January 1, 2011

(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2011 (1)	2010 (1)	2011 (1)	2010 (1)
Revenues
System sales	$220,492	$164,500	$706,714	$550,792
Support, maintenance and services	383,956	327,068	1,451,747	1,266,977
Reimbursed travel	11,178	8,633	44,692	32,453

Total revenues	615,626	500,201	2,203,153	1,850,222

Margin
System sales	128,185	98,532	410,153	329,737
Support, maintenance and services	355,395	306,756	1,351,328	1,200,129

Total margin	483,580	405,288	1,761,481	1,529,866

Operating expenses
Sales and client service	238,224	200,209	869,962	767,152
Software development	73,323	70,827	286,801	272,851
General and administrative	34,299	30,919	144,920	130,530

Total operating expenses	345,846	301,955	1,301,683	1,170,533

Operating earnings	137,734	103,333	459,798	359,333

Interest income	3,644	2,776	15,191	10,347
Interest expense	(1,415)	(1,628)	(5,341)	(6,908)
Other income (expense), net	1	6	46	(560)

Total other income, net	2,230	1,154	9,896	2,879

Earnings before income taxes	139,964	104,487	469,694	362,212
Income taxes	(48,772)	(33,850)	(163,067)	(124,940)

Net earnings	$91,192	$70,637	$306,627	$237,272

Basic earnings per share	$0.54	$0.43	$1.82	$1.44

Basic weighted average shares outstanding	169,472	165,989	168,634	164,916

Diluted earnings per share	$0.52	$0.41	$1.76	$1.39

Diluted weighted average shares outstanding	174,488	171,687	173,867	170,847

Note 1: Operating expenses for the three and twelve months ended December 31, 2011 and January 1, 2011 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months Ended		Years Ended
	2011	2010	2011	2010

Sales and client service	$3,923	$3,357	$13,313	$11,080
Software development	1,950	1,960	8,372	6,863
General and administrative	2,162	1,683	7,794	6,960

Total share based compensation	8,035	7,000	29,479	24,903
Amount of related income tax benefit	(3,074)	(2,667)	(11,256)	(9,329)

Net impact on net earnings	$4,961	$4,333	$18,223	$15,574

Decrease to diluted earnings per share	$0.03	$0.03	$0.11	$0.09

CERNER CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS 1

For the three and twelve months ended December 31, 2011 and January 1, 2011

(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS AND ADJUSTED DILUTED

EARNINGS PER SHARE TO GAAP NET EARNINGS AND DILUTED EARNINGS PER SHARE 1

(In thousands, except per share data)	Three Months Ended		Years Ended
	2011	2010	2011	2010
Net Earnings
Net earnings (GAAP)	$91,192	$70,637	$306,627	$237,272
Share-based compensation expense[2]	8,035	7,000	29,479	24,903
Income tax benefit of share-based compensation[2]	(3,074)	(2,667)	(11,256)	(9,329)

Adjusted net earnings (non-GAAP)	$96,153	$74,970	$324,850	$252,846

	Three Months Ended		Years Ended
	2011	2010	2011	2010
Diluted Earnings Per Share
Diluted earnings per share (GAAP)[2]	$0.52	$0.41	$1.76	$1.39
Share-based compensation expense (net of tax)[2]	0.03	0.03	0.11	0.09

Adjusted diluted earnings per share (non-GAAP)	$0.55	$0.44	$1.87	$1.48

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW [1]

(In thousands)	Three Months Ended		Years Ended
	2011	2010	2011	2010
Cash flows from operating activities (GAAP)	$168,489	$121,747	$546,294	$456,444
Capital purchases [3]	(29,193)	(26,970)	(104,795)	(102,311)
Capitalized software development costs [3]	(21,115)	(19,196)	(82,942)	(80,979)

Free cash flow (non-GAAP)	$118,181	$75,581	$358,557	$273,154

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. The Company believes that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.

Note 2: The Company provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3: The Company provides cash flow with and without capital purchases and software development cost because operating cash flows excluding these expenditures takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2011 (unaudited) and January 1, 2011

(In thousands)

	2011	2010
Assets

Cash and cash equivalents	$243,146	$214,511
Short-term investments	531,635	356,501
Receivables, net	563,209	476,905
Inventory	23,296	11,036
Prepaid expenses and other	94,232	83,272
Deferred income taxes, net	46,795	3,836

Total current assets	1,502,313	1,146,061

Property and equipment, net	488,996	498,829
Software development costs, net	248,750	244,848
Goodwill	211,826	161,374
Intangible assets, net	75,366	38,468
Long-term investments	359,324	264,467
Other assets	113,783	68,743

Total assets	$3,000,358	$2,422,790

Liabilities and Shareholders' Equity

Accounts payable	$85,545	$65,035
Current installments of long-term debt	39,722	24,837
Deferred revenue	153,139	109,351
Accrued payroll and tax withholdings	109,227	86,921
Other accrued expenses	51,087	19,788

Total current liabilities	438,720	305,932

Long-term debt and other obligations	86,821	67,923
Deferred income taxes and other liabilities	150,229	126,215
Deferred revenue	13,787	17,303

Total liabilities	689,557	517,373

Shareholders' Equity

Common stock	1,696	1,665
Additional paid-in capital	723,490	616,988
Retained earnings	1,597,462	1,290,835
Accumulated other comprehensive loss, net	(11,967)	(4,191)

Total Cerner Corporation shareholders' equity	2,310,681	1,905,297
Noncontrolling interest	120	120

Total shareholders' equity	2,310,801	1,905,417

Total liabilities and shareholders' equity	$3,000,358	$2,422,790